Exhibit 99.1
Filed by PharmaNet Development Group, Inc. pursuant to Rule
425 under the Securities Act of 1933 and deemed filed pursuant to Rule 13e-4 under the Securities Exchange Act of 1934
Commission File No. 001-16119

For Immediate Release	Contact: Anne-Marie Hess
Date: November 20, 2008	Phone: (609) 951-6842
E-mail: ahess@pharmanet.com
PHARMANET DEVELOPMENT GROUP ANNOUNCES EXCHANGE OFFER FOR ITS
OUTSTANDING 2.25% CONVERTIBLE SENIOR NOTES DUE 2024
PRINCETON, NJ — November 20, 2008 — PharmaNet Development Group, Inc. (the “Company”) (NASDAQ: PDGI), announced that it intends to commence today an offer to exchange all of its outstanding $143,750,000 aggregate principal amount 2.25% Convertible Senior Notes due 2024 (the “outstanding notes”), for $115,000,000 aggregate principal amount of 8.0% Convertible Senior Notes due 2014 (the “new notes”) and cash, as further described below. The new notes will be a separate series of debt securities and have their own CUSIP number.
The purpose of the exchange offer is to exchange the outstanding notes for new notes with certain different terms. The new notes will have, among other features, as compared to the outstanding notes (i) different conversion rights and features, including an initial conversion price of $6.05 per share as compared to a conversion price of $41.08 per share, and physical settlement upon conversion rather than net share settlement, (ii) a provisional redemption option pursuant to which the Company may redeem the new notes at its option, at a price determined by a pre-established formula, at any time prior to August 15, 2012, under certain circumstances, (iii) an optional redemption right pursuant to which the Company may redeem the new notes on or after August 15, 2012, (iv) an optional repurchase right of the holders pursuant to which a holder may put the new notes back to the Company at par plus accrued and unpaid interest on August 15, 2012, as compared to August 15, 2009 with respect to the outstanding notes, and (v) after the collateral effective date, a second priority security interest on certain assets of the Company’s domestic subsidiaries.
In accordance with the terms and subject to the conditions of the exchange offer, for each validly tendered and accepted $1,000 principal amount of outstanding notes, the Company is offering to exchange:
•	$800 principal amount of its new notes, and

•	$250 in cash.
The collateral effective date will be the earlier of (i) the date on which our credit facility is terminated, so long as there are no amounts outstanding under the credit facility as of such date, and (ii) the effective date of an amendment to the provisions of our credit facility, or the consent from our senior lenders, which shall permit the issuance of the second-priority liens securing the new notes. It will be an event of default under the new notes if the collateral effective date does not occur on or prior to February 15, 2009. From the issuance date to the collateral effective date, the new notes will be senior unsecured obligations and will be equal in priority with the Company’s existing and future unsecured indebtedness.

Based on discussions with certain holders of the outstanding notes prior to commencing the exchange offer regarding the proposed terms and conditions of the exchange offer, holders of approximately 57.0% of the outstanding aggregate principal amount of the outstanding notes have indicated their intention to tender their outstanding notes in accordance with the terms of the exchange offer. A minimum of 56.5% of the aggregate outstanding principal amount of the outstanding notes must be validly tendered and not withdrawn prior to the expiration of the exchange offer in order to consummate the exchange offer. The full terms of the exchange offer, a description of the new notes and the differences between the new notes and the outstanding notes and other information relating to the exchange offer and the Company are explained in a Registration Statement on Form S-4 and the included prospectus to be filed with the Securities and Exchange Commission on November 20, 2008.
The exchange offer for the outstanding notes will expire at 11:59 p.m., New York City time, on Thursday, December 18, 2008, unless earlier terminated or extended by the Company. Tendered outstanding notes may be withdrawn at any time prior to 11:59 p.m., New York City time, on the expiration date. The completion of the exchange offer is subject to the conditions described in the documents related to the exchange offer. Subject to applicable law, the Company may waive conditions applicable to the exchange offer or extend, terminate or otherwise amend the exchange offer.
The dealer manager for the exchange offer is UBS Investment Bank. The exchange agent for the exchange offer is U.S. Bank National Association. The information agent for the exchange offer is Morrow & Co., LLC. Any questions regarding procedures for tendering the outstanding notes or requests for additional copies of the prospectus and related documents, which are available for free and which describe the exchange offer in greater detail, may be directed to Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, phone (800) 662-5200 (banks and brokerage firms), (800) 607-0088 (noteholders).
The Company urges investors to read the registration statement and related exchange offer materials when they become available because they contain important information. Holders of outstanding notes can obtain a copy of the registration statement and other exchange offer materials free of charge from the Securities and Exchange Commission’s website at www.sec.gov.
The Company’s board of directors is not making any recommendation to holders of outstanding notes as to whether or not they should tender any outstanding notes pursuant to the exchange offer. In addition, none of the dealer manager, the information agent or the exchange agent are making any such recommendation. A registration statement relating to these securities will be filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or such other jurisdiction.
About PharmaNet Development Group, Inc.
PharmaNet Development Group, Inc., a global drug development services company, provides a comprehensive range of services to the pharmaceutical, biotechnology, generic drug and medical device industries. The Company offers early and late stage consulting, Phase I clinical studies and bioanalytical analyses, and Phase II, III and IV clinical development programs. With approximately 2,500 employees and 41 facilities throughout the world, PharmaNet is a recognized leader in outsourced clinical development. For more information, please visit our website at www.pharmanet.com.
Forward-Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Additionally, words such as “seek,” “intend,” “believe,” “plan,” “estimate,” “expect,” “anticipate” and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, not having sufficient funds to pay the principal due upon conversion of the outstanding notes or to repurchase our outstanding notes, which we may be required to do beginning in August 2009, the impact of the current economic environment, the impact of our indebtedness on our financial condition or results of operations and the terms of our outstanding indebtedness limiting our activities, the impact of the investigation by the US Securities and Exchange Commission, our limited insurance coverage in connection with the settled securities class action and derivative action and limited additional coverage for the derivative actions and associated future legal fees, the impact of on-going tax audits, our ability to generate new client contracts and maintain our existing clients’ contracts, our evaluation of our backlog and the potential cancellation of contracts, the possibility we under-price our contracts or overrun cost estimates and the effect on our financial results by failure to receive approval for change orders and by delays in documenting change orders, our ability to implement our business strategy, international economic, political and other risks that could negatively affect our results of operations or financial position, changes in outsourcing trends and regulatory requirements affecting the branded pharmaceutical, biotechnology, generic drug and medical device industries, the reduction of expenditures by branded pharmaceutical, biotechnology, generic drug or medical device companies, actions or inspections by regulatory authorities and the impact on our clients’ decisions to not to award future contracts to us or to cancel existing contracts, the impact of healthcare reform, the fact that one or a limited number of clients may account for a large percentage of our revenues, the incurrence of significant taxes to repatriate funds, the fluctuation of our operating results from period to period, our assessment of our goodwill valuation, the impact of foreign currency fluctuations, tax law changes in Canada or in other foreign jurisdictions, investigations by governmental authorities regarding our inter-company transfer pricing policies or changes to their laws in a manner that could increase our effective tax rate or otherwise harm our business, our lack of the resources needed to compete effectively with larger competitors, our ability to continue to develop new assay methods for our analytical applications, or if our current assay methods are incorrect, our ability to compete with other entities offering bioanalytical laboratory services, our potential liability when conducting clinical trials, our handling and disposal of medical wastes, failure to comply with applicable governmental regulations, the loss of services of our key personnel and our ability to attract qualified staff, the continued effectiveness and availability of our information technology infrastructure, losses related to our self-insurance of our employees’ healthcare costs in the US, our ability to attract suitable investigators and volunteers for our clinical trials, the material weaknesses relating to our internal controls, and risks and uncertainties associated with discontinued operations.
Further information can be found in the Company’s risk factors contained in its registration statement and the included prospectus, its Annual Report on Form 10-K for the year ended December 31, 2007, and most recent filings. The Company does not undertake to update the disclosures made herein, and you are urged to read our filings with the Securities and Exchange Commission.
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